Exhibit 99.1

Talis Biomedical Reports Third Quarter 2022 Financial Results

REDWOOD CITY, Calif. – November 3, 2022 – Talis Biomedical Corporation (Nasdaq: TLIS), a diagnostic company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today reported financial results for the third quarter ended September 30, 2022.

“During the third quarter, we made further progress in manufacturing the Talis One™ platform and returned to our original focus on Women’s and Sexual Health, where there remains a large unmet need for infectious disease testing at the point of care. To address these significant opportunities, we are immediately directing our efforts on the pursuit of 510(k) clearances for our highly differentiated platform and the development of multiple assay panels,” said Rob Kelley, chief executive officer at Talis. “With demonstrated manufacturing capabilities to support the development and commercialization of Talis One, plans for an expanded test menu, and a strong cash position we are confident in our pathway to deliver growth and value.”

As previously announced in August, Talis discontinued investment in commercialization in the United States of its stand-alone COVID-19 assay under Emergency Use Authorization based on evolving market dynamics with COVID testing and the current financial environment. This decision allows the company to refocus its resources on large and long-term market opportunities in Women’s and Sexual Health markets in an effort to deliver the greatest competitive advantages, revenue growth and profit margins.

To align resources with this new focus, Talis implemented a 35 percent reduction in force and additional cost-saving measures in the third quarter. The company expects to start realizing the benefit of its restructuring plan in the fourth quarter of 2022. These actions, along with reduced spending in manufacturing, inventory, consulting and infrastructure are expected to lower cash burn and fund the company’s operations into 2025.

Talis plans to provide progress updates as they are achieved or available and will not be hosting a conference call to discuss third quarter results. For further detail and discussion of the company’s financial performance, please refer to the company’s upcoming Quarterly Report on Form 10-Q for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Results

Revenue was $0.8 million for the third quarter of 2022, compared to $0.2 million for the same period in 2021. This includes $0.7 million of product revenue for the third quarter of 2022 driven by antigen testing sales and $0.1 million of grant revenue.

Operating expenses were $26.3 million in the third quarter of 2022, compared to $38.6 million for the same period in 2021. The decrease in operating expenses was primarily driven by declines in research and development expenses from manufacturing scale-up investments that were largely completed.

Net loss was $26.0 million for the third quarter of 2022, compared to $38.4 million for the same period in 2021.

Unrestricted cash and cash equivalents on September 30, 2022, were $143.8 million.

About Talis Biomedical

Talis is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The company plans to develop and commercialize innovative products on its sample-to-answer Talis OneTM system to enable accurate, low cost, and rapid molecular testing. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to advance our pipeline, including the plans to develop Talis One assays in the women’s and sexual health markets; the size and potential of our opportunity in the women’s and sexual health markets; our ability to capitalize on any competitive advantages; the potential to realize the benefit of our restructuring plan in the fourth quarter of 2022; our ability to position Talis to provide durable value to our shareholders; our future revenue growth and profit margins; and our ability to lower our cash burn, extend operations and extend our cash runway. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties associated with development and regulatory approval, the impact to our business from global economic conditions, including the ongoing COVID-19 pandemic, and inflationary pressures and any related impact on our ability to develop our pipeline products, our ability to achieve or sustain profitability, our ability to launch and gain market acceptance for our pipeline products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing, capacity constraints or delays in production of our products, product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Balance Sheets

(in thousands)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$143,783	$232,545
Accounts receivable, net	433	183
Inventory	2,027	—
Prepaid expenses and other current assets	4,134	3,387
Total current assets	150,377	236,115
Property and equipment, net	6,869	10,528
Operating lease right-of-use-assets	35,072	12,907
Other long-term assets	1,776	6,278
Total assets	$194,094	$265,828
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,111	$5,122
Accrued compensation	3,483	6,369
Accrued liabilities	789	6,383
Operating lease liabilities, current portion	2,995	1,232
Total current liabilities	11,378	19,106
Operating lease liabilities, long-term portion	30,330	12,745
Total liabilities	$41,708	$31,851
Stockholders’ equity:
Series 1 convertible preferred stock	3	3
Common stock	3	3
Additional paid-in capital	603,405	598,913
Accumulated deficit	(451,025)	(364,942)
Total stockholders’ equity	152,386	233,977
Total liabilities and stockholders’ equity	$194,094	$265,828

Talis Biomedical Corporation

Statements of Operations and Comprehensive Loss

(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Grant revenue	$66	$218	$1,010	$7,335
Product revenue, net	730	—	3,545	—
Total revenue, net	796	218	4,555	7,335
Cost of product sold	1,236	—	6,059	—
Gross profit (loss)	(440)	218	(1,504)	7,335
Operating expenses:
Research and development	17,521	25,841	55,589	140,529
Selling, general and administrative	8,825	12,792	29,933	30,102
Total operating expenses	26,346	38,633	85,522	170,631
Loss from operations	(26,786)	(38,415)	(87,026)	(163,296)
Other income (expense), net	765	(3)	943	(86)
Net loss and comprehensive loss	$(26,021)	$(38,418)	$(86,083)	$(163,382)